Exhibit 10.19

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

by and among

Dunkin’ Brands Group, Inc.

and

Certain Stockholders of Dunkin’ Brands Group, Inc.

Dated as of                     , 2011

-i-

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of , 2011 and amends and restates the Stockholders Agreement dated as of March 1, 2006 (the “Original Agreement”) by and among:

(i)	Dunkin’ Brands Group, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”);

(ii)	each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the “Investors”);

(iii)	each Person executing the Original Agreement and listed as an Other Investor on the signature pages thereto (collectively with their Permitted Transferees, the “Other Investors”);

(iv)	each Person executing the Original Agreement and listed as a Manager on the signature pages thereto and such other Persons, if any, that from time to time become party hereto as Managers (collectively, the “Managers”); and

(v)	each Person executing the Original Agreement and listed as a Manager Designee on the signature pages thereto and such other Persons, if any, that from time to time become party hereto as Manager Designees (collectively, the “Manager Designees” and together with the Investors, the Other Investors, the Managers and the Manager Designees, the “Stockholders”) in accordance with the terms hereof.

RECITALS

A. WHEREAS the Company, certain subsidiaries of the Company, the Investors, the Other Investors, the Managers, and the Manager Designees entered into a Stockholders Agreement dated as of March 1, 2006 (the “Former Agreement”);

B. WHEREAS the Company is contemplating an underwritten initial public offering registered on Form S-1 under the Securities Act (the “IPO”) of shares of its Common Stock; and

C. WHEREAS, the Company, the Investors, the Other Investors, the Managers, the Manager Designees and the Other Stockholders desire to amend and restate the Former Agreement to eliminate those provisions of the Former Agreement that are terminating as a result of the IPO and to set forth their agreements regarding certain matters including lock-up provisions with respect to public offerings of the Common Stock of the Company following the IPO; and

D. WHEREAS, such amendment and restatement can be effected with the consent of the Company and the Requisite Stockholder Majority pursuant to Section 10.2 of the Former Agreement.

E. NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1. Effective Date. This Agreement shall become effective upon the consummation of the closing of the IPO.

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

2.	HOLDER LOCK-UP.

In connection with each underwritten Public Offering each Stockholder hereby agrees to be bound by and, if requested, to execute and deliver such lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are agreed to by a majority of the Investor Groups with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”); provided, however, that no Stockholder shall be required by this Section 2 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the IPO) following the effectiveness of the related registration statement plus such additional period as may be required by the underwriters to satisfy NASD regulations; provided, further, that no Stockholder shall be required by this Section 2 to be bound by a lock-up agreement unless all Investors agree to be bound by such lock-up agreement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in (a) open market transactions or block purchases after the consummation of the closing of the IPO or (b) a Public Offering, (ii) Transfers to Permitted Transferees of such Stockholder in accordance with the terms of this Agreement, (iii) conversions of shares of Stock into other classes of Stock without change of holder and (iv) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization in accordance with the terms of this Agreement.

3.	REMEDIES.

3.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

4.	LEGENDS.

4.1. Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SALE, ENCUMBRANCE OR OTHER DISPOSITION OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

Any Person who acquires Shares which are not subject to any of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

4.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED”

4.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

4.4. Termination of 1933 Act Legend. The requirement imposed by Section 4.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) all such Shares shall be transferable under Rule 144 without volume limitation pursuant to subsection (e) thereof, the holder thereof shall be entitled to receive from the Company, as the case may be, without expense, new certificates not bearing the legend set forth in Section 4.2 hereof.

5.	AMENDMENT, TERMINATION, ETC.

5.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

5.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Requisite Stockholder Majority; provided, however, that the consent of a majority in interest of the Management Shares shall be required for any amendment, modification, extension, termination or waiver that adversely affects the rights of the holders of Management Shares as such under this Agreement.

Each such amendment shall be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party. To the extent the amendment of any Section of this Agreement would require a specific consent pursuant this Section 5.2, any amendment to the definitions used in such Section shall also require the specified consent.

5.3. Withdrawal from Agreement. Any Investor Group that, together with its Affiliates, holds less than five percent (5%) of the then outstanding shares of Common Stock may at any time elect (on behalf of itself and the members of its Investor Group and all of their respective Affiliates that hold Shares), by giving five business days’ written notice to the Company and the Investors, to (i) withdraw all Shares held by such Investor Group and all of its members and their respective Affiliates from this Agreement (shares withdrawn pursuant to this clause (i), collectively, the “Withdrawn Shares”) and (ii) terminate this Agreement with respect to such Investor Group and its members and their respective Affiliates (such holders and Affiliates withdrawing pursuant to this clause (ii), collectively, the “Withdrawing Holders”). From the date of delivery of such withdrawal notice, the Withdrawn Shares shall cease to be Shares subject to this Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; and provided, however, that the Withdrawing Holders shall nonetheless be obligated under Section 4 with respect to any Pending Underwritten Offering to the same extent that they would have been obligated if they had not withdrawn.

5.4. Effect of Termination. No termination under this Agreement (including pursuant to Section 5.3) shall relieve any Person of liability for breach prior to termination.

6.	DEFINITIONS. For purposes of this Agreement:

6.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 6:

(a) The words “hereof’, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

6.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Bain Investors” shall mean, as of any date, Bain Capital Integral Investors 2006, LLC, BCIP TCV, LLC, BCIP Associates-G, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Carlyle Investors” shall mean, as of any date, Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Family Member” shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of any of the foregoing and (v) any private charitable foundation or other charitable organization controlled by any of the foregoing.

“Former Agreement” shall have the meaning set forth in the Preamble.

“IPO” shall have the meaning set forth in the Recitals.

“Investor Group” shall mean, for so long as any such Investors are not part of a Withdrawing Group, any one of (a) the Bain Investors, collectively, (b) the Carlyle Investors, collectively and (c) the THL Investors, collectively. Where this Agreement provides for the vote, consent or approval of any Investor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Carlyle Investors or the Majority THL Investors, as the case may be, except as otherwise specifically set forth herein.

“Investors” shall have the meaning set forth in the Preamble.

“Majority Bain Investors” shall mean, as of any date, the holders of a majority of the Shares held by the Bain Investors.

“Majority Carlyle Investors” shall mean, as of any date, the holders of a majority of the Shares held by the Carlyle Investors.

“Majority THL Investors” shall mean, as of any date, the holders of a majority of the Shares held by the THL Investors.

“Management Shares” shall mean all Shares held by a Manager or Manager Designee. Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Managers” shall have the meaning set forth in the Preamble.

“Pending Underwritten Offering” means, with respect to any Withdrawing Holder withdrawing from this Agreement pursuant to Section 5.3, any underwritten Public Offering for which a registration statement relating thereto is or has been filed with the Commission either prior to, or not later than the sixtieth day after, the effectiveness of such Withdrawing Holder’s withdrawal from this Agreement.

“Permitted Transferee” shall mean (i) the Company, (ii) such other Persons as the Requisite Stockholder Majority approves in writing, (iii) with respect to any Manager or Manager Designee, any Family Member of such Manager or Manager Designee and (iv) with respect to any Investor, any Affiliated Fund of such Investor, in each case to the extent such Person agrees to be bound by the terms of this Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 2.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Requisite Stockholder Majority” shall mean at any time the approval of (a) each of at least two Investor Groups if there is more than one Investor Group, (b) a single Investor Group if there is only one Investor Group and (c) otherwise, Investors holding a majority of the outstanding Shares then held by Investors party to this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all shares of Stock held by a Stockholder, whenever issued.

“Stock” shall mean the Common Stock.

“Stockholders” shall have the meaning set forth in the Preamble.

“THL Investors” shall mean, as of any date, Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Thomas H. Lee Investors Limited Partnership, Putnam Investment Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, and Putnam Investments Employees’ Securities Company II LLC, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Withdrawing Holders” shall have the meaning set forth in Section 5.3.

“Withdrawn Shares” shall have the meaning set forth in Section 5.3.

7.	MISCELLANEOUS.

7.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

7.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, to:

Dunkin’ Brands, Inc.

130 Royall Street

Canton, Massachusetts 02021

Facsimile: (781) 737-4360

Attention: Richard Emmett

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: William M. Shields

                 Craig E. Marcus

If to a Bain Investor, to:

c/o Bain Capital, LLC

111 Huntington Avenue

Boston, Massachusetts 02199

Facsimile: (617) 516-2010

Attention: Mark E. Nunnelly

                 Andrew Balson

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: William M. Shields

                 Craig E. Marcus

If to a Carlyle Investor, to:

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

Facsimile: (212) 381-4901

Attention: Sandra Horbach

                 Anita Balaji

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: William M. Shields

                 Craig E. Marcus

If to a THL Investor, to:

c/o Thomas H. Lee Partners

100 Federal Street

Boston, Massachusetts 02110

Facsimile: (617) 227-3514

Attention: Anthony DiNovi

                 Todd Abbrecht

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: William M. Shields

                 Craig E. Marcus

If to a Manager, a Manager Designee or a direct or indirect transferee of a Manager or Manager Designee, to it at the address set forth in the records of the Company with a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

Facsimile: (212) 836-8689

Attention: Joel I. Greenberg, Esq.

If to a Stockholder, to it at the address set forth in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

7.3. Binding Effect, Etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no holder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

7.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

7.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

7.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

8.	GOVERNING LAW.

8.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

8.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.2 hereof is reasonably calculated to give actual notice.

8.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF,

DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

COMPANY:	DUNKIN’ BRANDS GROUP, INC.

Name:
Title:

Stockholders Agreement

INVESTORS:	BAIN CAPITAL INTEGRAL INVESTORS 2006, LLC
	By:	Bain Capital Investors, LLC
its administrative member

Name:
Title:

BCIP TCV, LLC
	By:	Bain Capital Investors, LLC
its administrative member

Name:
Title:

BCIP ASSOCIATES-G
	By:	Bain Capital Investors, LLC
its managing partner

Name:
Title:

INVESTORS:	CARLYLE PARTNERS IV, L.P.
	By:	TC Group IV, L.P., its General Partner
	By:	TC Group IV Managing GP, L.L.C.,
its General Partner
	By:	TC Group, L.L.C., its sole member
	By:	TCG Holdings, L.L.C., its managing member

Name:
Title:

CP IV COINVESTMENT, L.P.
	By:	TC Group IV, L.P., its General Partner
	By:	TC Group IV Managing GP, L.L.C.,
its General Partner
	By:	TC Group, L.L.C., its sole member
	By:	TCG Holdings, L.L.C., its managing member

Name:
Title:

INVESTORS:	THOMAS H. LEE EQUITY FUND V, L.P.
	By:	THL Equity Advisors V, LLC, its general partner
	By:	Thomas H. Lee Partners, L.P., its sole member
	By:	Thomas H. Lee Advisors, LLC, its general partner

Name:
Title:

THOMAS H. LEE PARALLEL FUND V, L.P.
	By:	THL Equity Advisors V, LLC, its general partner
	By:	Thomas H. Lee Partners, L.P., its sole member
	By:	Thomas H. Lee Advisors, LLC, its general partner

Name:
Title:

THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.
	By:	THL Equity Advisors V, LLC, its general partner
	By:	Thomas H. Lee Partners, L.P., its sole member
	By:	Thomas H. Lee Advisors, LLC, its general partner

Name:
Title:

INVESTORS:	THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
	By:	THL Investment Management Corp.,
its General Partner

Name:
Title:

INVESTORS:	PUTNAM INVESTMENT HOLDINGS, LLC
	By:	Putnam Investments, LLC,
its managing member

Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC
	By:	Putnam Investment Holdings, LLC,
its managing member
	By:	Putnam Investments, LLC,
its managing member

Name:
Title:

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC
	By:	Putnam Investment Holdings, LLC,
its managing member
	By:	Putnam Investments, LLC,
its managing member

Name:
Title: